Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD THIRD QUARTER FISCAL 2011 RESULTS
- Third Quarter Earnings Per Diluted Share of $0.50, Before $0.03 Impairment Charge
- Third Quarter Merchandise Gross Margin Increased 140 Basis Points
- Retail Segment Operating Margin Increased 270 Basis Points to a Third Quarter Record 16.8%
- Direct Segment Operating Margin Increased 320 Basis Points to a Third Quarter Record 17.6%
- After-Tax Return on Invested Capital Increased 210 Basis Points

SIDNEY, Neb. (October 27, 2011) - Cabela's Incorporated (NYSE:CAB) today reported record financial results for third quarter fiscal 2011.

For the quarter, adjusted for divestitures, total revenue increased 6.2% to $678.6 million; Retail store revenue increased 6.8% to $393.8 million; Direct revenue decreased 1.7% to $210.9 million; and Financial Services revenue increased 33.7% to $71.4 million. For the quarter, comparable store sales decreased 1.6%. On a reported basis, total revenue increased 5.5% and Direct revenue decreased 3.5%. A detailed reconciliation is provided at the end of this release.

Net income increased 65% to $35.6 million compared to $21.6 million in the year ago quarter, and earnings per diluted share were $0.50 compared to $0.31 in the year ago quarter, each excluding impairment charges of approximately $3.0 million pre-tax in each of the third quarters of 2011 and 2010. The Company reported GAAP net income of $33.3 million and earnings per diluted share of $0.47 as compared to GAAP net income of $19.7 million and earnings per diluted share of $0.29 in the year ago quarter. See the supporting schedules to this earnings release labeled “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of the GAAP to non-GAAP financial measures.

“We have made further significant improvements in areas of our strategic focus,” said Tommy Millner, Cabela's Chief Executive Officer. "These include strong third quarter results in merchandise margin, Retail segment operating margin, Direct channel revenue and Direct channel operating margin.

Additionally, our new next-generation stores continue to perform extremely well, thus increasing our confidence to accelerate future retail expansion in the United States and Canada. And finally, our most important metric, after-tax return on invested capital, increased 210 basis points in the quarter marking the tenth consecutive quarterly increase."

"A key component of our strategy is to improve merchandise performance and profitability of our retail operations," Millner said. "Consistent with that strategy, we deliberately reduced promotional discounts in the quarter through the elimination of unprofitable retail store promotions. While the elimination of these promotions caused a modest decline in comparable store sales, merchandise margins increased 140 basis points and Retail segment operating margin increased 270 basis points. Using each promotion dollar more effectively is critical over the long term to maximize our growth and profitability."

"During the quarter, the Company opened a new store in Edmonton, Alberta, Canada, and the initial results have exceeded our expectations," Millner said. "The success of Edmonton matches the success of our next-generation stores opened since 2009. These stores outperformed our legacy stores on a sales per square foot and profit per square foot basis by more than 30%. Additionally, the next-generation stores have meaningfully higher return on capital than our legacy stores. Accordingly, we expect to accelerate retail expansion in the United States and Canada in 2013 beyond the 2012 level of five stores. This would increase retail square footage by approximately 10% in both 2012 and 2013."

Direct revenues were unaffected by retail promotion decisions and showed solid improvement compared to the prior several quarters. Improved results were due to better in-stock levels, higher average order size, increase in customer conversion and early stage successes in mobile and social marketing. For the quarter, Direct segment operating margin increased 320 basis points to 17.6%.

“The significant improvement in retail gross margin allowed us to make additional investments in retail business-building advertising," Millner said. "As a result of this additional advertising spend, operating expenses as a percent of total revenue increased 40 basis points compared to the prior year quarter. While operating expenses were up, they increased at a slower rate than in the first half of the year, a trend we expect to continue into the fourth quarter.”

The Cabela's CLUB® Visa program also posted very strong results in the quarter. For the quarter, net charge-offs decreased 162 basis points to 2.23% compared to 3.85% in the prior year quarter. This is the lowest level of net charge-offs in more than three years. Primarily due to lower charge-offs, Financial Services revenue increased 33.7% in the quarter to $71.4 million.

The Company also announced that its Board of Directors recently approved a share repurchase program designed primarily to offset shareholder dilution resulting from the granting of equity-based compensation awards. As a result, the Company intends to repurchase up to 800,000 shares in open market transactions through February 2012.

"Our strategies are working," Millner said. "We are pleased with our third quarter results and are confident that our outperformance in the third quarter will carry through to the full year. We therefore expect 2011 earnings per share to exceed current external expectations by the amount of the third quarter outperformance. Additionally, as we look forward to 2012, we currently expect earnings per share to grow at a low double-digit rate."

Conference Call Information

A conference call to discuss third quarter fiscal 2011 operating results is scheduled for today (Thursday, October 27, 2011) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company's statements regarding accelerating retail expansion in the United States and Canada in 2013 beyond the 2012 level of five stores, operating expenses continuing to increase at a slower rate than in the first half of the year, repurchasing up to 800,000 shares in open market transactions through February 2012, full year 2011 earnings per share exceeding current external expectations by the amount of the third quarter outperformance, and earnings per share for 2012 growing at a low double-digit rate. The Company's share repurchase program does not obligate the Company to make any purchases of the Company's common stock, and the program may be limited or terminated at any time without prior notice. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company's ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company's ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company's growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company's products, including increases in fuel prices; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions, and other interruptions or disruptions to our systems, processes or controls, caused by system changes or other factors, including technology system changes in support of our customer relationship management system; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company's intellectual property; material security breaches of computer systems; the Company's ability to protect its brand and reputation; the outcome of litigation, administrative and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U.S. Equal Employment Opportunity Commission in January 2011); the Company's

ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company's ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions in the financial services industry, including new and proposed regulations affecting securitizations and the Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 1, 2011, and Form 10-Q for the fiscal quarter ended April 2, 2011), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company's forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Revenue:
Merchandise sales	$604,288	$587,263	$1,601,807	$1,546,790
Financial Services revenue	71,438	53,443	214,086	169,915
Other revenue	2,884	2,545	11,528	12,126
Total revenue	678,610	643,251	1,827,421	1,728,831

Cost of revenue:
Merchandise cost (exclusive of depreciation and amortization)	387,520	384,451	1,037,963	1,012,408
Cost of other revenue	5	42	8	1,169
Total cost of revenue (exclusive of depreciation and amortization)	387,525	384,493	1,037,971	1,013,577
Selling, distribution, and administrative expenses	234,108	219,120	663,322	627,174
Impairment and restructuring charges	3,488	2,997	4,443	4,831
Operating income	53,489	36,641	121,685	83,249

Interest expense, net	(6,177)	(6,669)	(18,322)	(17,794)
Other non-operating income, net	1,699	1,821	5,656	5,345
Income before provision for income taxes	49,011	31,793	109,019	70,800
Provision for income taxes	15,704	12,051	36,227	24,943

Net income	$33,307	$19,742	$72,792	$45,857

Earnings per basic share	$0.48	$0.29	$1.05	$0.68
Earnings per diluted share	$0.47	$0.29	$1.02	$0.67

Basic weighted average shares outstanding	69,554,229	67,881,158	69,203,978	67,703,805
Diluted weighted average shares outstanding	71,013,861	68,738,265	71,394,912	68,779,306

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	October 1, 2011	January 1, 2011	October 2, 2010
CURRENT
Cash and cash equivalents	$81,063	$136,419	$394,562
Restricted cash of the Trust	523,138	18,575	334,657
Accounts receivable, net of allowance for doubtful accounts of $4,613, $3,416, and $1,336	26,542	47,218	18,871
Credit card loans (includes restricted credit card loans of the Trust of $2,779,854, $2,775,768, and $2,481,707, net of allowance for loan losses of $75,300, $90,900, and $95,125)	2,726,779	2,709,312	2,402,432
Inventories	652,863	509,097	615,110
Prepaid expenses and other current assets	147,455	123,304	133,535
Income taxes receivable and deferred income taxes	18,011	2,136	4,049
Total current assets	4,175,851	3,546,061	3,903,216
Property and equipment, net	840,369	817,947	816,159
Land held for sale or development	39,314	21,816	29,904
Economic development bonds	113,630	104,231	119,845
Deferred income taxes	7,637	12,786	—
Other assets	25,671	28,338	25,983
Total assets	$5,202,472	$4,531,179	$4,895,107

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
Accounts payable, including unpresented checks of $21,876, $27,227, and $21,641	$246,168	$214,757	$235,226
Gift instruments, and credit card and loyalty rewards programs	192,000	202,541	175,537
Accrued expenses	114,785	138,510	125,838
Time deposits	146,756	148,619	110,986
Current maturities of secured long-term obligations of the Trust	282,000	393,000	—
Current maturities of secured variable funding obligations of the Trust	925,000	698,400	947,900
Current maturities of long-term debt	106,236	230	227
Income taxes payable and deferred income taxes	931	2,880	1,401
Total current liabilities	2,013,876	1,798,937	1,597,115
Long-term time deposits	888,131	364,132	443,502
Secured long-term obligations of the Trust, less current maturities	722,500	892,500	1,392,500
Long-term debt, less current maturities	338,744	344,922	414,638
Deferred income taxes	—	—	16,891
Other long-term liabilities	109,403	106,140	70,284

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; Authorized - 10,000,000 shares; Issued - none	—	—	—
Common stock, $0.01 par value: Authorized - 245,000,000 shares; Issued - 69,572,089, 68,156,154, and 67,896,893 shares	696	681	679
Additional paid-in capital	333,389	306,149	298,939
Retained earnings	793,086	720,294	653,992
Accumulated other comprehensive income (loss)	2,647	(2,576)	6,567
Total stockholders' equity	1,129,818	1,024,548	960,177
Total liabilities and stockholders' equity	$5,202,472	$4,531,179	$4,895,107

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
	(Dollars in Thousands)
Revenue:
Retail	$393,837	$368,704	$1,024,835	$933,946
Direct	210,854	218,559	577,903	612,844
Financial Services	71,438	53,443	214,086	169,915
Other	2,481	2,545	10,597	12,126
Total revenue	$678,610	$643,251	$1,827,421	$1,728,831

Operating Income (Loss):
Retail	$66,269	$51,865	$154,585	$110,912
Direct	37,054	31,505	104,108	92,347
Financial Services	14,884	13,123	43,122	39,182
Other	(64,718)	(59,852)	(180,130)	(159,192)
Total operating income	$53,489	$36,641	$121,685	$83,249

As a Percentage of Total Revenue:
Retail revenue	58.0%	57.3%	56.1%	54.1%
Direct revenue	31.1	34.0	31.6	35.4
Financial Services revenue	10.5	8.3	11.7	9.8
Other revenue	0.4	0.4	0.6	0.7
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	16.8%	14.1%	15.1%	11.9%
Direct operating income	17.6	14.4	18.0	15.1
Financial Services operating income	20.8	24.6	20.1	23.1
Total operating income as a percentage of total revenue	7.9	5.7	6.7	4.8

CABELA'S INCORPORATED AND SUBSIDIARIES
REVENUE FOR 2010 ADJUSTED FOR DIVESTITURE
(Unaudited)

The Company divested its non-core home restoration products business in October 2010. Information on Direct and total revenue impacted by this divestiture is presented below for comparison purposes for the periods ending October 1, 2011, and October 2, 2010. Management believes that these measures are an important analytical tool to aid in understanding operating trends for the three and nine months ended October 1, 2011, and October 2, 2010.

	Period Ending
	October 1, 2011	October 2, 2010	Increase (Decrease)	% Change
	(Dollars in Thousands)
Three Months Ended:
Direct revenue	$210,854	$218,559	$(7,705)	(3.5)%
Less revenue from divestiture	—	(4,151)	4,151
Direct revenue - adjusted	$210,854	$214,408	$(3,554)	(1.7)

Total revenue	$678,610	$643,251	$35,359	5.5
Less revenue from divestiture	—	(4,151)	4,151
Total revenue - adjusted	$678,610	$639,100	$39,510	6.2

Nine Months Ended:
Direct revenue	$577,903	$612,844	$(34,941)	(5.7)
Less revenue from divestiture	—	(12,909)	12,909
Direct revenue - adjusted	$577,903	$599,935	$(22,032)	(3.7)

Total revenue	$1,827,421	$1,728,831	$98,590	5.7
Less revenue from divestiture	—	(12,909)	12,909
Total revenue - adjusted	$1,827,421	$1,715,922	$111,499	6.5

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from our credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of total revenue of the Company's Financial Services segment for the periods presented below.

	Three Months Ended		Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
	(In Thousands)

Interest and fee income	$70,130	$67,616	$204,130	$205,727
Interest expense	(19,648)	(22,682)	(55,508)	(65,779)
Provision for loan losses	(11,133)	(20,028)	(27,616)	(51,784)
Net interest income, net of provision for loan losses	39,349	24,906	121,006	88,164
Non-interest income:
Interchange income	67,474	58,914	192,377	166,364
Other non-interest income	3,481	3,288	9,784	9,105
Total non-interest income	70,955	62,202	202,161	175,469
Less: Customer rewards costs	(38,866)	(33,665)	(109,081)	(93,718)

Financial Services revenue	$71,438	$53,443	$214,086	$169,915

The following table sets forth the components of our Financial Services revenue as a percentage of average total credit card loans for the periods presented below.

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Interest and fee income	10.1%	10.9%	10.1%	11.2%
Interest expense	(2.8)	(3.7)	(2.7)	(3.6)
Provision for loan losses	(1.6)	(3.2)	(1.4)	(2.8)
Interchange income	9.7	9.5	9.5	9.1
Other non-interest income	0.5	0.5	0.5	0.5
Customer rewards costs	(5.6)	(5.4)	(5.4)	(5.1)
Financial Services revenue	10.3%	8.6%	10.6%	9.3%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following charts:

	Three Months Ended
	October 1, 2011	October 2, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,772,434	$2,473,655	$298,779	12.1%
Average number of active credit card accounts	1,412,676	1,309,007	103,669	7.9

Average balance per active credit card account (1)	$1,963	$1,890	$73	3.9

Net charge-offs on credit card loans (1)	$15,439	$23,819	$(8,380)	(35.2)

Net charge-offs as a percentage of average credit card loans (1)	2.23%	3.85%	(1.62)%
(1) Includes accrued interest and fees

	Nine Months Ended
	October 1, 2011	October 2, 2010	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$2,687,167	$2,436,794	$250,373	10.3%
Average number of active credit card accounts	1,390,768	1,295,705	95,063	7.3

Average balance per active credit card account (1)	$1,932	$1,881	$51	2.7

Net charge-offs on credit card loans (1)	$49,026	$82,681	$(33,655)	(40.7)

Net charge-offs as a percentage of average credit card loans (1)	2.43%	4.52%	(2.09)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

To supplement the Company's condensed consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), management of the Company has disclosed non-GAAP measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; operating income; provision for income taxes; net income; and earnings per basic and diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the impairment and restructuring charges recorded in the three and nine months ended October 1, 2011, and October 2, 2010, and (ii) the effect of the charge recorded in fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation's ("FDIC") compliance examination of World's Foremost Bank ("WFB"). The impairment and restructuring charges include asset write-downs and severance and related costs. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures.
Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. In addition, management evaluates results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended
	October 1, 2011			October 2, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$678,610	$—	$678,610	$643,251	$—	$643,251

Total cost of revenue (exclusive of depreciation and amortization)	387,525	—	387,525	384,493	—	384,493
Selling, distribution, and administrative expenses	234,108	—	234,108	219,120	—	219,120
Impairment and restructuring charges (1)	3,488	(3,488)	—	2,997	(2,997)	—
Operating income	53,489	3,488	56,977	36,641	2,997	39,638

Interest expense, net	(6,177)	—	(6,177)	(6,669)	—	(6,669)
Other non-operating income	1,699	—	1,699	1,821	—	1,821
Income before provision for income taxes	49,011	3,488	52,499	31,793	2,997	34,790
Provision for income taxes (2)	15,704	1,149	16,853	12,051	1,136	13,187

Net income	$33,307	$2,339	$35,646	$19,742	$1,861	$21,603

Earnings per basic share	$0.48	$0.03	$0.51	$0.29	$0.03	$0.32
Earnings per diluted share (3)	$0.47	$0.03	$0.50	$0.29	$0.03	$0.31

	Nine Months Ended
	October 1, 2011			October 2, 2010
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)

Total revenue	$1,827,421	$—	$1,827,421	$1,728,831	$—	$1,728,831

Total cost of revenue (exclusive of depreciation and amortization)	1,037,971	—	1,037,971	1,013,577	—	1,013,577
Selling, distribution, and administrative expenses (4)	663,322	—	663,322	627,174	(18,000)	609,174
Impairment and restructuring charges (1)	4,443	(4,443)	—	4,831	(4,831)	—
Operating income	121,685	4,443	126,128	83,249	22,831	106,080

Interest expense, net	(18,322)	—	(18,322)	(17,794)	—	(17,794)
Other non-operating income	5,656	—	5,656	5,345	—	5,345
Income before provision for income taxes	109,019	4,443	113,462	70,800	22,831	93,631
Provision for income taxes (2)	36,227	1,476	37,703	24,943	8,037	32,980

Net income	$72,792	$2,967	$75,759	$45,857	$14,794	$60,651

Earnings per basic share	$1.05	$0.04	$1.09	$0.68	$0.22	$0.90
Earnings per diluted share (3)	$1.02	$0.04	$1.06	$0.67	$0.22	$0.88

(1)
Reflects (i) impairment losses recognized in the three and nine months ended October 1, 2011, and October 2, 2010, respectively, to reflect the fair value on certain assets and (ii) restructuring charges for severance and related benefits recognized in the three and nine months ended October 1, 2011.

(2)	The provision for income taxes for the non-GAAP measurements for the respective periods were based on the effective tax rate calculated under GAAP for those respective periods on a year-to-date basis.

(3)	Amounts may not foot across due to rounding from the calculations using basic and diluted weighted average shares outstanding.

(4)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the FDIC's compliance examination conducted in 2009 of WFB. As a result of an agreement in principle to settle all matters with the FDIC, the Company reduced that liability in the fourth quarter of 2010 by $10 million pre-tax. On March 3, 2011, WFB and the FDIC settled all matters related to this issue. All restitution amounts and the civil money penalty were paid in the first fiscal quarter of 2011.